                                                                    EXHIBIT 6.10

                             ASSUMPTION AGREEMENT


          This Assumption Agreement is made by and among MEDIQUIK SERVICES, INC., a Texas Corporation ( the "Assumptor"), SCARDELLO MARKETING GROUP, L.L.C., a Texas limited liability company (the "Borrower"), and FIRST BANK TEXAS N.A., a national banking association (the "Lender").


                             W I T N E S S E T H:


          WHEREAS, the Borrower is obligated to pay that certain Commercial Revolving or Draw Note (the "Note") dated May 19, 1999, in the original principal sum of $25,000.00, executed by the Borrower and payable to the order of the Lender, as therein provided, secured by security interests in and to 25,000 shares of stock in MEDIQUIK SERVICES, INC., Cusip 58500V 10 4, SL-000286 (the "Collateral), owned and held by JOCODY FINANCIAL, INC. (the "Owner of the Collateral"); and,

          WHEREAS, the Assumptor wishes to assume the indebtedness evidenced by the Note and secured by the security interests in and to the Collateral.

          NOW, THEREFORE, for good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. The Assumptor, with the consent of the Lender, hereby assumes and promises and agrees to pay the indebtedness evidenced by the Note to the order of the Lender, in the City of Houston, Harris County, Texas, all upon the terms and conditions stated in the Note. The present unpaid principal balance of the Note as of the Effective Date of this Agreement is the sum of $25,000.

          2. The security interests in and to the Collateral, and any other security securing the Note, are ratified and confirmed as continuing to secure the Note.

          3. The Note, and all instruments or agreements securing or otherwise relating to the Note shall continue unchanged, in full force and effect. This Agreement shall not be deemed to release the Borrower from any liability in connection with the Note or any related instrument, and the Borrower acknowledges that it remains fully liable in connection therewith, along with the Assumptor.

          The Owner of the Collateral, a corporation, acting herein by and through its duly authorized officer, joins in the execution hereof to evidence its acceptance of the agreements herein made and the terms and conditions herein set forth.

          EXECUTED this the 16th day of July, 1999, to be effective as of May 19, 1999 (the "Effective Date").

                                        "ASSUMPTOR"
                                        MEDIQUIK SERVICES, INC.

                                        By:/s/ GRANT M. GABLES
                                           ------------------------------------
                                        Name: Grant M. Gables
                                              ---------------------------------
                                        Title: President
                                               --------------------------------

                                        "BORROWER"
                                        SCARDELLO MARKETING GROUP,
                                        L.L.C.

                                        By: /s/ Benjamin J. Scardello
                                           ------------------------------------
                                        Name: Benjamin J. Scardello
                                              ---------------------------------
                                        Title: President & Manager
                                               --------------------------------


                                        "LENDER"
                                        FIRST BANK OF TEXAS N. A.

                                        By: /s/ Robert Weakley
                                           ------------------------------------
                                        Name: Robert Weakley
                                              ---------------------------------
                                        Title: Vice President
                                               --------------------------------


                                        "OWNER OF THE COLLATERAL"
                                        JOCODY FINANCIAL, INC.

                                        By: /s/ Bob L. Jordan
                                           ------------------------------------
                                        Name: Bob L. Jordan
                                              ---------------------------------
                                        Title: President
                                               --------------------------------

ACCEPTED AND AGREED TO BY
THE GUARANTOR(S) OF THE NOTE:

---------------------------------
Printed Name:

---------------------------------
Printed Name:


THE STATE OF TEXAS  Section
                    Section
COUNTY OF HARRIS    Section

     This instrument was acknowledged before me on this the 16th day of July, 1999, by Grant M. Gables, the President of MEDIQUIK SERVICES, INC., a Texas corporation, on behalf of said corporation.

                                        /s/ Andre E. Faust
                                        ---------------------------------------
                                                  Notary Public in and for
                                                    The State of Texas
My Commission expires February 20, 2000

THE STATE OF TEXAS  Section
                    Section
COUNTY OF HARRIS    Section

     This instrument was acknowledged before me on this the 16th day of July, 1999, by Benjamin J. Scardello, the President & Manager of SCARDELLO MARKETING GROUP, L.L.C., a Texas limited liability company, on behalf of said limited liability company.
                                        /s/ Andre E. Faust
                                        ---------------------------------------
                                                  Notary Public in and for
                                                    The State of Texas
My Commission expires February 20, 2000

THE STATE OF TEXAS  Section
                    Section
COUNTY OF HARRIS    Section

     This instrument was acknowledged before me on this the 2nd day of August, 1999, by Robert Weakley, the Vice President of FIRST BANK TEXAS N.A., a national banking association, on behalf of said banking association.


                                        /s/ Barbara A. Carlton
                                        ---------------------------------------
                                                  Notary Public in and for
                                                    The State of Texas
My Commission expires July 9, 2003


THE STATE OF TEXAS  Section
                    Section
COUNTY OF HARRIS    Section

     This instrument was acknowledged before me on this the 19th day of July, 1999, by Bob L. Jordan, the President of JOCODY FINANCIAL, INC., a corporation, on behalf of said corporation.


                                        /s/ Elaine Peterson
                                        ---------------------------------------
                                                  Notary Public in and for
                                                    The State of Texas
My Commission expires April 30, 2002


THE STATE OF TEXAS  Section
                    Section
COUNTY OF HARRIS    Section

     This instrument was acknowledged before me on this the _____ day of __________, 1999, by _______________________.


                                        ---------------------------------------
                                                  Notary Public in and for
                                                        The State of Texas